EXHIBIT 5.1
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                                                | PRICEWATERHOUSECOOPERS LLP
                                                | CHARTERED ACCOUNTANTS
                                                | 111 5th Avenue SW, Suite 3100
                                                | Calgary, Alberta
                                                | Canada T2P 5L3
                                                | Telephone +1 (403) 509 7500
                                                | Facsimile +1 (403) 781 1825





CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form F-9 dated April 24, 2007 of Canadian Pacific Railway Company (the "Registrant") of our report dated March 2, 2007, to the shareholders of Canadian Pacific Railway Limited, relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting, the effectiveness of internal control over financial reporting and our comments by auditor for on Canada-U.S. reporting differences, which appears in the Canadian Pacific Railway Limited's 2006 Annual Report to the Shareholders for the year ended December 31, 2006 which is included in Registrant's Annual Report on Form 6-K (No. 001-15272). We also consent to the references to us under the heading "Experts" and "Documents filed as part of the U.S. Registration Statement" and "Exhibits" in the Registration Statement.


/s/ PricewaterhouseCoopers LLP

CHARTERED ACCOUNTANTS

April 24, 2007







PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.